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                                                                                                    Exhibit 12.1


STATEMENT RE COMPUTATION OF RATIOS

This schedule contains financial information extracted from the Registrant's Financial Statements as of June 30, 2002 and December 31, 2001 and is qualified in its entirety by reference to such Financial Statements:

                                                                              June 300,          December 31,
                                                                                2002                 2001
                                                                           ----------------    ----------------
Current Ratio:

The ratio of current assets divided by current liabilities -

Current assets  (numerator)                                                   $959,874            $510,406
Current liabilities (denominator)                                              818,293             364,909

   Current ratio                                                                   1.2                 1.4

Working Capital:

Current Assets minus Current Liabilities

Current assets                                                                $959,874            $510,406
Current liabilities                                                            818,293             364,909

   Working Capital                                                             141,581             145,497

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